Exhibit 99.1

American Rebel Holdings (NASDAQ: AREB) Announces Nasdaq Trading Resumption and Provides Shareholder Update

NASHVILLE, TN / ACCESS Newswire / April 27, 2026 / American Rebel Holdings, Inc. (NASDAQ:AREB)(NASDAQ:AREBW) (“American Rebel” or the “Company”) today acknowledged Nasdaq’s announcement that trading in the Company’s common stock and publicly traded warrants will resume at 11:00 a.m. Eastern Time on April 27, 2026. Trading in AREB and AREBW had been halted by Nasdaq on March 20, 2026 at 7:50 p.m. Eastern Time.

“We appreciate Nasdaq’s resumption of trading and the continued support of our shareholders during this process,” said Andy Ross, Chief Executive Officer of American Rebel. “The shares issued to CEDE & Co. for distribution to stockholders affected by the round-lot rounding were an important part of the stockholder-protection mechanics associated with our reverse split, and we believe that issuance addressed the Nasdaq Publicly Held Shares deficiency. Broadridge’s range analysis also highlights the breadth of our shareholder base, with a significant majority of beneficial holders owning positions below 250 shares. We remain focused on transparency, compliance, and executing our business plan as America’s Patriotic Brand.”

Per a transfer agent report generated this morning, the Company’s most recent common shares issued and outstanding are 4,132,655.

Based on Broadridge’s Share Range Analysis, with a record date of April 14, 2026 and last updated April 22, 2026 at 2:52 a.m., approximately 86% of American Rebel’s approximately 33,908 beneficial shareholders held positions under 250 shares as of the record date, with nearly 82% of holders owning between 100 and 249 shares. These figures reflect Broadridge’s range analysis and should be read alongside the transfer-agent snapshot for reconciliation to the Company’s issued and outstanding share count.

American Rebel appreciates the continued patience and support of its stockholders and remains focused on executing its business strategy across its growing American Rebel brand platform. The Company will continue to provide updates to stockholders as appropriate through public disclosures and official company communications.

The Company’s 1-for-100 reverse stock split became effective on March 23, 2026. The Company notes that the split-adjusted prior reference price, or previous close, for the Company’s common stock was $6.46, as previously disclosed in the Company’s March 24, 2026 stockholder update. Nasdaq’s AREB market activity page is available here: https://www.nasdaq.com/market-activity/stocks/areb. The Company’s March 24, 2026 stockholder update is available here: https://www.nasdaq.com/press-release/american-rebel-holdings-inc-nasdaq-areb-arebw-provides-stockholder-update-following-1.

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As previously disclosed, on March 23, 2026, the Company received an additional deficiency letter from Nasdaq notifying the Company that, as a result of the March 23, 2026 1-for-100 reverse stock split, the Company had a post-reverse-split publicly held shares number of approximately 247,279. As a result, the Company did not comply with the minimum 500,000 Publicly Held Shares requirement for continued inclusion under Nasdaq Listing Rule 5550(a)(4). Nasdaq also stated that the Company would remain non-compliant with the minimum $1.00 bid price requirement until the Publicly Held Shares deficiency was cured and, thereafter, until the Company met the bid price standard for a minimum of 10 consecutive business days, unless Nasdaq staff exercised discretion to extend such period.

Nasdaq further stated in the March 23, 2026 Additional Staff Determination Letter that, in addition to the Additional Staff Delist Determination, Nasdaq placed trading in the Company’s securities in a Qualification Halt under Listing Rule 4120(i), effective March 23, 2026, and that the Qualification Halt would remain in place at least until the Company regained compliance with the Publicly Held Shares requirement under Nasdaq Listing Rule 5550(a)(4).

As most recently disclosed in the Company’s Current Report on Form 8-K, on April 6, 2026, in connection with the round-lot share rounding associated with the March 23, 2026 reverse stock split, the Company issued 3,218,299 shares of common stock to CEDE & Co. for distribution to stockholders affected by the rounding. The Company disclosed that it believed this issuance cures the Nasdaq deficiency for the Publicly Held Shares requirement for continued inclusion under Nasdaq Listing Rule 5550(a)(4). The Form 8-K is available here: https://www.sec.gov/Archives/edgar/data/1648087/000149315226015851/form8-k.htm.

Investor Contact

American Rebel Holdings, Inc.

ir@americanrebel.com

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB; AREBW) is America’s Patriotic Brand. Founded in 2014, the Company has built a portfolio of patriotic lifestyle products including safes, personal security solutions, branded apparel and accessories, and American Rebel Light Beer.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, without limitation, statements regarding the Company’s Nasdaq listing status; the resumption of trading in the Company’s common stock and warrants; the Company’s belief that the issuance of shares to CEDE & Co. for distribution to stockholders affected by round-lot share rounding cures the Nasdaq Publicly Held Shares deficiency under Nasdaq Listing Rule 5550(a)(4); the Company’s ability to regain, evidence, or maintain compliance with Nasdaq’s continued listing standards; the Company’s ability to satisfy the minimum $1.00 bid price requirement; the Company’s ability to maintain compliance with Nasdaq’s minimum stockholders’ equity requirement; the Company’s continued listing on The Nasdaq Capital Market; the Company’s shareholder base, share count, and transfer-agent and Broadridge reconciliation matters; and the Company’s business strategy, operating plans, growth initiatives, liquidity, capital resources, and future public disclosures.

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Forward-looking statements are based on current expectations, estimates, assumptions, and projections and are subject to significant risks, uncertainties, and changes in circumstances, many of which are outside the Company’s control. Although Nasdaq has announced the resumption of trading in the Company’s securities, there can be no assurance that the Company has regained compliance with all applicable Nasdaq continued listing requirements, that Nasdaq Staff or the Nasdaq Hearings Panel will agree with the Company’s belief that the CEDE & Co. share issuance cures the Publicly Held Shares deficiency, or that the Company will receive any favorable future determination from Nasdaq Staff, the Nasdaq Hearings Panel, the Nasdaq Listing and Hearing Review Council, or any other Nasdaq adjudicatory body.

As previously disclosed, Nasdaq Staff has noted that, under Nasdaq Listing Rule 5810(c)(3)(A), the Company will remain non-compliant with the minimum $1.00 bid price requirement until the Publicly Held Shares deficiency is cured and, thereafter, the Company meets the bid price standard for a minimum of 10 consecutive business days, unless Nasdaq Staff exercises its discretion to extend such 10-day period as discussed in Nasdaq Listing Rule 5810(c)(3)(H). The Company can provide no assurance that it will satisfy the minimum bid price requirement for the required period, that Nasdaq Staff will exercise any discretion in the Company’s favor, or that the Company will otherwise be able to maintain compliance with Nasdaq’s continued listing standards. The April 9, 2026 Form 8-K includes the Publicly Held Shares deficiency, bid-price compliance, Qualification Halt, and CEDE & Co. issuance disclosures.

In addition, the Company remains subject to Nasdaq Hearings Panel monitoring for compliance with Nasdaq’s minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1). As previously disclosed, the Panel confirmed compliance with the Equity Rule on November 21, 2025 and advised that the Company would be subject to a mandatory one-year Panel monitoring period beginning on that date. During the monitoring period, if Nasdaq Staff determines that the Company is again out of compliance with the Equity Rule, the Company may not be permitted to submit a compliance plan or receive additional Staff-level time to regain compliance, and Nasdaq Staff may issue a Delist Determination Letter. In such event, the Company may request a new hearing before the initial Nasdaq Hearings Panel or a newly convened panel, but there can be no assurance that the Company would receive a favorable determination or that its securities would remain listed on Nasdaq. The Company’s November 24, 2025 Form 8-K describes the one-year Panel monitoring period and related delisting risks.

Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including, but not limited to, Nasdaq’s review of the Company’s compliance with continued listing standards; any further decisions, notices, delisting determinations, trading halts, suspension actions, or other actions by Nasdaq Staff, the Nasdaq Hearings Panel, the Nasdaq Listing and Hearing Review Council, or the Nasdaq Board; volatility in the market price and trading volume of the Company’s securities; the Company’s ability to maintain sufficient stockholders’ equity; the Company’s ability to satisfy bid price, Publicly Held Shares, market value, shareholder, corporate governance, and other Nasdaq listing requirements; the effects of the reverse stock split and round-lot share rounding; changes in the Company’s issued and outstanding share count; the timing and accuracy of broker, depository, transfer-agent, and beneficial ownership information; the Company’s ability to raise capital or execute strategic transactions; general market, economic, industry, and regulatory conditions; and the risks described in the Company’s filings with the Securities and Exchange Commission.

Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, Nasdaq determinations, market developments, or otherwise, except as required by applicable law.

SOURCE: American Rebel Holdings

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